   As filed with the Securities and Exchange Commission on January 31, 2000.
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)

                               ----------------
                         Pharmaceutical HOLDRs SM Trust
                                yet-to-be formed
                     [Issuer with respect to the receipts]

        Delaware                     6211                    13-5674085
                               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
      jurisdiction            Classification Code
   of incorporation or              Number)
      organization)

                               ----------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         Andrea L. Dulberg, Esq.                       Copies to:
           Corporate Secretary                      Andrew B. Janszky
  Merrill Lynch, Pierce, Fenner & Smith            Shearman & Sterling
               Incorporated                       599 Lexington Avenue
             250 Vesey Street                   New York, New York 10022
         New York, New York 10281                    (212) 848-4000
              (212) 449-1000
 (Name, address, including zip code, and
                telephone
number, including area code, of agent for
                 service)

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
 Title of Each Class of                Proposed Maximum  Proposed Maximum
    Securities to Be     Amount to Be   Offering Price  Aggregate Offering       Amount of
       Registered         Registered    Per Receipt(1)     Price(1)(2)     Registration Fee(3)(4)
-------------------------------------------------------------------------------------------------
Pharmaceutical HOLDRs... 1,000,000,000       $100          $799,300,000           $211,016
                           receipts
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 7,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 993,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) An aggregate amount of $299,800,000 of receipts previously registered pursuant to Registration Statement No. 333-92161 is being included in the Prospectus filed with this Registration Statement.
(3) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.
(4) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on December 6, 1999 and on December 21, 1999, $2,640 and $76,508,
    respectively.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

  Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus which is a part of this Registration Statement is a combined Prospectus relating also to Registration Statement No. 333-92161 and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-92161.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Subject to Completion
                 Preliminary Prospectus Dated January 31, 2000

PROSPECTUS
                                    [LOGO]
                                PHARMACEUTICAL
                                  HOLDERs SM
                    HOLding Company Depositary Receipts SM
                       1,000,000,000 Depositary Receipts
                         Pharmaceutical HOLDRsSM Trust

     The Pharmaceutical HOLDRsSM Trust will issue Depositary Receipts called Pharmaceutical HOLDRsSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of 20 specified companies that are involved in various segments of the pharmaceutical industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Pharmaceutical HOLDRs in a round-lot amount of 100 Pharmaceutical HOLDRs or round-lot multiples. Pharmaceutical HOLDRs are separate from the underlying deposited common stocks that are represented by the Pharmaceutical HOLDRs. For a list of the names and the number of shares of the companies that make up a Pharmaceutical HOLDR, see "Highlights of Pharmaceutical HOLDRs--The Pharmaceutical HOLDRs" starting on page 10. The trust will issue the additional Pharmaceutical HOLDRs on a continuous basis after the initial distribution.

     Investing in Pharmaceutical HOLDRs involves significant risks. See "Risk factors" starting on page 4.

     The initial public offering price for a round-lot of 100 Pharmaceutical HOLDRs will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

     Pharmaceutical HOLDRs are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

     Prior to this issuance, there has been no public market for Pharmaceutical HOLDRs. The Pharmaceutical HOLDRs have been approved for listing on the American Stock Exchange under the symbol "PPH", subject to official notice of issuance.

                                ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                      Initial Price Underwriting
                                                       to Public*       Fee
                                                      ------------- ------------
     Per Pharmaceutical HOLDR........................                     2%

    -------
     * Includes underwriting fee.

     For purchases of Pharmaceutical HOLDRs in excess of     Pharmaceutical
HOLDRs, the underwriting fee will be  %.

                                ---------------

                              Merrill Lynch & Co.

                                ---------------

               The date of this prospectus is January 31, 2000.

"HOLDRs" and "HOLding Company Depositary Receipts" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk factors...............................................................   4
Highlights of Pharmaceutical HOLDRs........................................   9
The trust..................................................................  15
Description of Pharmaceutical HOLDRs.......................................  15
Description of the underlying securities...................................  16
Description of the depositary trust agreement..............................  18
Federal income tax consequences............................................  21
ERISA considerations.......................................................  22
Plan of distribution.......................................................  22
Legal matters..............................................................  23
Where you can find more information........................................  23

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Pharmaceutical HOLDRs, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Pharmaceutical HOLDRs in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY

     The Pharmaceutical HOLDRs trust will be formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various segments of the pharmaceutical industry. The number of shares of each common stock held by the trust with respect to each round-lot of Pharmaceutical HOLDRs is specified under "Highlights of Pharmaceutical HOLDRs-The Pharmaceutical HOLDRs." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Pharmaceutical HOLDRs that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Pharmaceutical HOLDRs are separate from the underlying common stocks that are represented by the Pharmaceutical HOLDRs.

                                  RISK FACTORS

      An investment in Pharmaceutical HOLDRs involves risks similar to investing in each of the underlying securities outside of the Pharmaceutical HOLDRs, including the risks associated with concentrated investments in the pharmaceutical industry.

General Risk Factors

     . Loss of investment. Because the value of Pharmaceutical HOLDRs directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Pharmaceutical HOLDRs if the underlying securities decline in value.

     . Discount trading price. Pharmaceutical HOLDRs may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the pharmaceutical industry. While the underlying securities are common stocks of companies generally considered to be involved in various segments of the pharmaceutical industry, the underlying securities and the Pharmaceutical HOLDRs may not necessarily follow the price movements of the entire pharmaceutical industry generally. If the underlying securities decline in value, your investment in the Pharmaceutical HOLDRs will decline in value even if common stock prices in the pharmaceutical industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the pharmaceutical industry. In this case, the Pharmaceutical HOLDRs may no longer consist of securities issued only by companies involved in the pharmaceutical industry.

     . No investigation of underlying securities. The underlying securities included in the Pharmaceutical HOLDRs were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the pharmaceutical industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Pharmaceutical HOLDRs Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Pharmaceutical HOLDRs may not necessarily continue to be a diversified investment in the pharmaceutical industry. As a result of market fluctuation and/or reconstitution events, Pharmaceutical HOLDRs may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Pharmaceutical HOLDRs and receive delivery of each of the underlying securities. The cancellation of your Pharmaceutical HOLDRs will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. If you choose not to cancel your Pharmaceutical HOLDRs you cannot participate in a tender offer relating to an underlying security. The cancellation of Pharmaceutical HOLDRs will involve payment of a cancellation fee to the trustee.

                  Currently some of the underlying securities of the
            Pharmaceutical HOLDRs are the subject of, or are involved in, a tender offer. For example: (1) Pfizer Inc. filed on November 15, 1999 a registration statement on Form S-4 in an effort to acquire the outstanding shares of common stock of Warner-Lambert Company and (2) American Home Products Corporation has entered into an Agreement and Plan of Merger with Warner-Lambert Company and on December 20, 1999, filed a registration statement on Form S-4 whereby each outstanding share of Warner-Lambert common stock will convert into shares of AmericanWarner common stock. There are no assurances that either of these tender offers will be completed. For more detail on the underlying securities mentioned above, see "Annex A." In addition, it is likely that other tender offers for some of the underlying securities of the Pharmaceutical HOLDRs will be made in the future.

     . Trading halts. Trading in Pharmaceutical HOLDRs may be halted in the event trading in one or more of the underlying securities is halted. If so, you will not be able to trade Pharmaceutical HOLDRs even though there is trading in some of the underlying securities, however, you will be able to cancel your Pharmaceutical HOLDRs to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Pharmaceutical HOLDRs. If the Pharmaceutical HOLDRs are delisted by the American Stock Exchange, a termination event will result if the Pharmaceutical HOLDRs are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Pharmaceutical HOLDRs are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Pharmaceutical HOLDRs, the selection of the pharmaceutical industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Pharmaceutical HOLDRs by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of Pharmaceutical HOLDRs, particularly in connection with the initial issuance of Pharmaceutical HOLDRs, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline after these purchases as the volume of purchases subsides. This in turn is likely to have an immediate, adverse effect on the trading price of Pharmaceutical HOLDRs.

Risk Factors Specific to the Pharmaceutical Industry

     . Pharmaceutical company stock prices have been and will likely continue to be extremely volatile. Pharmaceutical companies stock prices could be subject to wide fluctuations in response to a variety of factors, including:

            . announcements of technological innovations or new commercial products;

            .  developments in patent or proprietary rights;

            .  government regulatory initiatives;

            . public concern as to the safety or other implications of pharmaceutical products;

            .  fluctuations in quarterly and annual financial results; and

            .  market conditions.

     . Pharmaceutical companies face uncertainty with respect to pricing and third party reimbursement. The ability of many pharmaceutical companies to commercialize current and any future products depends in part on the extent to which reimbursement for the cost of such products and related treatments are available from government health agencies, private health insurers and other third-party payors. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. Significant uncertainty exists as to the reimbursement status of health care products, and there can be no assurance that adequate third-party coverage will be available for pharmaceutical companies to obtain satisfactory price levels for their products. Government and other third-party payors are increasingly attempting to contain health care costs by a variety of means, including limiting both the degree of coverage and the level of reimbursement for new therapeutic products. If pharmaceutical companies do not obtain adequate coverage and reimbursement levels from government and third-party payors for use of existing and potential products, the costs and market acceptance of their products could be adversely affected.

     . Protection of patent and proprietary rights of pharmaceutical companies is difficult and costly. The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend their existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights. Litigation is costly, diverts resources and can subject a pharmaceutical company to significant liabilities to third parties. In addition, a pharmaceutical company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

     . Many pharmaceutical companies face intense competition from new products and less costly generic products. The pharmaceutical industry is highly competitive and rapidly changing. Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing. Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors' similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products. Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy. As a result of their substantially reduced developments costs, generic pharmaceutical products are sold at lower prices than the original proprietary product. The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

     . Research and development efforts may not result in successful products. A pharmaceutical company's success depends on its ability to commit substantial resources to research and development and to obtain regulatory approval to market new pharmaceutical products. Development of a product requires substantial technical, financial and human resources and the research and development process often takes 10 or more years from discovery to commercial product launch. This process is conducted in various stages, and during each stage there is a substantial risk that a pharmaceutical company will not achieve its goals and will have to abandon a product in which it has invested substantial amounts. A pharmaceutical company may choose product candidates that are unsuccessful, unable to be developed in a timely manner or that require excessive resources to bring to market. Delays or unanticipated increases in costs of development at any stage of development, or failure to obtain regulatory approval or market acceptance of products could adversely affect a pharmaceutical company's results and financial condition.

     . Pharmaceutical companies must keep pace with rapid technological change to remain competitive. The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change. The success of a pharmaceutical company will depend in large part on its ability to maintain a competitive position, measured largely by the effectiveness and marketing of its products. Any technological advancement, product or process that these companies develop may become obsolete before research and development expenses are recovered.

     . Pharmaceutical companies are subject to extensive government regulation. Pharmaceutical products offered by pharmaceutical companies are subject to strict regulation by governmental regulatory authorities in countries throughout the world. Products require extensive pre-clinical testing and other testing, clinical trials, government review and final approval before any marketing of the products will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a pharmaceutical company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. For instance, the Food and Drug Administration (FDA), the agency which regulates and investigates drugs in the United States, can take as long as eight to nine years after an application is originally filed to approve a new drug application. The manufacturing process for pharmaceutical products is also highly regulated and pharmaceutical companies are subjected to periodic inspection of manufacturing facilities by regulatory agencies in many countries. Regulatory agencies may shut down manufacturing facilities that they find do not comply with regulations. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

     . Pharmaceutical companies may be exposed to extensive product liability costs. Product liability is a significant commercial risk for many pharmaceutical companies. Substantial damage awards have been granted in several jurisdiction against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. Many pharmaceutical companies obtain product liability insurance; however, a single product liability claim could exceed the coverage limits of a pharmaceutical company. Further, there can be no assurance that a pharmaceutical company will be able to obtain or maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities. The business, financial condition and results of operations of a pharmaceutical company could be materially and adversely affected by one or more successful product liability claims.

     . Many pharmaceutical companies are dependent on key personnel for success. The success of many pharmaceutical companies is highly dependent on the experience, abilities, and continued services of key executive officers and key scientific and technical personnel. If these companies lose the services of any of these officers or key scientific and technical personnel, their future success could be undermined. The success of many pharmaceutical companies also depends upon their ability to attract and retain other highly qualified scientific, technical, sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these pharmaceutical companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

                      HIGHLIGHTS OF PHARMACEUTICAL HOLDRs

      This discussion highlights information regarding Pharmaceutical HOLDRs; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Pharmaceutical HOLDRs.

Issuer.......................  Pharmaceutical HOLDRs Trust.

The trust....................  The Pharmaceutical HOLDRs Trust will be formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRs. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............
                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Pharmaceutical
 HOLDRs......................  Pharmaceutical HOLDRs are designed to achieve the following:

                               Diversification. Pharmaceutical HOLDRs are designed to allow you to diversify your investment in the pharmaceutical industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of
                               Pharmaceutical HOLDRs have undivided beneficial ownership interests in each of the underlying securities represented by the Pharmaceutical HOLDRs, and can cancel their Pharmaceutical HOLDRs to receive each of the underlying securities represented by the Pharmaceutical HOLDRs.

                               Transaction costs. The expenses associated with trading Pharmaceutical HOLDRs are expected to be less than trading each of the underlying securities separately.

Trust assets.................  The trust will hold shares of common stock issued by 20 specified companies in the
                               pharmaceutical industry. Except when a
                               reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement-- Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Pharmaceutical HOLDRs.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Pharmaceutical HOLDRs....
                               The trust will issue Pharmaceutical HOLDRs that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The Pharmaceutical HOLDRs themselves are separate from the underlying securities that are represented by the Pharmaceutical HOLDRs.

                               The specific share amounts for each round-lot of 100 Pharmaceutical HOLDRs are set forth in the chart below and were determined on December 15, 1999 so that the initial weightings of each underlying security included in the Pharmaceutical HOLDRs approximated the relative market capitalizations of the specified companies, subject to a maximum weight of 20%. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over time, including during the period between December 15, 1999 and the date the Pharmaceutical HOLDRs are first issued to the public.

                               The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the underlying securities or reconstitution events.

                               The following chart provides the

                               . names of the 20 issuers of the underlying securities represented by the Pharmaceutical HOLDRs,

                               .  stock ticker symbols,

                               . share amounts represented by a round-lot of 100 Pharmaceutical HOLDRs,

                               . initial weightings as of December 15, 1999 and

                               .  principal market on which the shares of
                                  common stock of the selected companies are traded.

                                                                        Primary
                                                       Share   Initial  Trading
                        Name of Company        Ticker Amounts Weighting Market
                   --------------------------  ------ ------- --------- -------
                   Merck & Co., Inc.            MRK      22    17.50%     NYSE
                   Pfizer Inc.                  PFE      36    13.75%     NYSE
                   Johnson & Johnson            JNJ      13    13.72%     NYSE
                   Bristol-Myers Squibb
                    Company                     BMY      18    13.37%     NYSE
                   Eli Lilly & Company          LLY      10     7.63%     NYSE
                   Warner-Lambert Company       WLA       8     7.56%     NYSE
                   Schering-Plough
                    Corporation                 SGP      14     7.04%     NYSE
                   American Home Products
                    Corporation                 AHP      12     6.38%     NYSE
                   Abbott Laboratories          ABT      14     5.45%     NYSE
                   Pharmacia & Upjohn, Inc.     PNU       5     3.02%     NYSE
                   Biovail Corporation
                    International               BVF       1     0.83%     NYSE
                   King Pharmaceuticals, Inc.   KING      1     0.61%   NASDAQ
                   Forest Laboratories, Inc.    FRX       1     0.60%     NYSE
                   Andrx Corporation            ADRX      1     0.48%   NASDAQ
                   Allergan, Inc.               AGN       1     0.47%     NYSE
                   Jones Pharma Inc.            JMED      1     0.45%   NASDAQ
                   Watson Pharmaceuticals,
                    Inc.                        WPI       1     0.40%     NYSE
                   ICN Pharmaceuticals, Inc.    ICN       1     0.27%     NYSE
                   Mylan Laboratories, Inc.     MYL       1     0.25%     NYSE
                   IVAX Corporation             IVX       1     0.22%     AMEX

                               These companies generally are considered to be among the 20 largest and most liquid companies with U.S.-traded common stock involved in the pharmaceutical industry as measured by market capitalization and trading volume on December 15, 1999. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Pharmaceutical HOLDRs in a round-lot of 100 Pharmaceutical HOLDRs and round-lot multiples. The trust will only issue Pharmaceutical HOLDRs upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRs. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRs, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRs.

                               The number of outstanding Pharmaceutical HOLDRs will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Pharmaceutical HOLDRs on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price........  The initial public offering price for 100
                               Pharmaceutical HOLDRs will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount appearing in the above table, plus an underwriting fee.

Purchases....................
                               After the initial offering, you may acquire
                               Pharmaceutical HOLDRs in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............  If you purchase Pharmaceutical HOLDRs in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                               .  For purchases of       Pharmaceutical HOLDRs
                                  or fewer, 2%.

                               .  For purchases in excess of
                                  Pharmaceutical HOLDRs,  %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Pharmaceutical HOLDRs made in the initial public offering.

Issuance and cancellation
 fees........................  After the initial offering, if you wish to create Pharmaceutical HOLDRs by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Pharmaceutical HOLDRs, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRs. If you wish to cancel your Pharmaceutical HOLDRs and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRs.

Commissions..................  If you choose to deposit underlying securities in order to receive Pharmaceutical HOLDRs after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees.................
                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRs to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
 Pharmaceutical HOLDRs.......  You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Pharmaceutical HOLDRs to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.

                               The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Pharmaceutical HOLDRs would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Pharmaceutical HOLDRs themselves will not have voting rights.

Rights relating to the
 underlying securities.......  You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               .   Receive all proxy materials distributed by
                                  the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               .   Receive dividends and other distributions
                                  on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Pharmaceutical HOLDRs and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........  A. If an issuer of underlying securities no longer has a class of common stock
                                  registered under section 12 of the
                                  Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRs.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRs.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRs, unless the merger, consolidation or other corporate combination is between companies that are already included in the Pharmaceutical HOLDRs and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a national
                                  securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRs.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events...........
                               A. The Pharmaceutical HOLDRs are delisted from
                                  the American Stock Exchange and are not
                                  listed for trading on another national
                                  securities exchange or through NASDAQ within 5 business days from the date the Pharmaceutical HOLDRs are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Pharmaceutical HOLDRs vote to dissolve and liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax             The federal income tax laws will treat a U.S.
 consequences................  holder of Pharmaceutical HOLDRs as directly owning the underlying securities. The
                               Pharmaceutical HOLDRs themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................
                               The Pharmaceutical HOLDRs have been approved for listing on the American Stock Exchange under the symbol "PPH", subject to official notice of issuance. Trading will take place only in round-lots of 100 Pharmaceutical HOLDRs and round-lot multiples. A minimum of 150,000 Pharmaceutical HOLDRs will be required to be outstanding when trading begins.

Trading......................  Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100
                               Pharmaceutical HOLDRs. Bid and ask prices, however, will be quoted per single
                               Pharmaceutical HOLDRs.

Clearance and settlement.....
                               The trust will issue Pharmaceutical HOLDRs in book-entry form. Pharmaceutical HOLDRs will be evidenced by one or more global certificates that the trustee will deposit with The Depositary Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Pharmaceutical HOLDRs."

                                   THE TRUST

      General. This discussion highlights information about the Pharmaceutical HOLDRs trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Pharmaceutical HOLDRs. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Pharmaceutical HOLDRs trust. The trust will be formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The Bank of New York will be the trustee. The Pharmaceutical HOLDRs trust is not a registered investment company under the Investment Company Act of 1940.

      The Pharmaceutical HOLDRs trust is intended to hold deposited shares for the benefit of owners of Pharmaceutical HOLDRs. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                      DESCRIPTION OF PHARMACEUTICAL HOLDRs

      The trust will issue Pharmaceutical HOLDRs under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Pharmaceutical HOLDRs on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Pharmaceutical HOLDRs in a round-lot of 100 Pharmaceutical HOLDRs and round-lot multiples. The trust will only issue Pharmaceutical HOLDRs upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Pharmaceutical HOLDRs. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Pharmaceutical HOLDRs, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRs.

      Pharmaceutical HOLDRs will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Pharmaceutical HOLDRs--The Pharmaceutical HOLDRs."

      Beneficial owners of Pharmaceutical HOLDRs will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Pharmaceutical HOLDRs to receive the underlying securities. See "Description of the depositary trust agreement." Pharmaceutical HOLDRs are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Pharmaceutical HOLDRs may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Pharmaceutical HOLDRs wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Pharmaceutical HOLDRs. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement-- Withdrawal of underlying securities."

      Pharmaceutical HOLDRs will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Pharmaceutical HOLDRs will be available only in book-entry form. Owners of Pharmaceutical HOLDRs may hold their Pharmaceutical HOLDRs through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various segments of the pharmaceutical industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are among the 20 largest capitalized, most liquid companies in the pharmaceutical industry as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on December 15, 1999:

     .  Market capitalization equal to or greater than $950 million;

     . Average daily trading volume of at least 270,000 shares over the 60 trading days prior to and including December 15, 1999;

     . Average daily dollar volume (that is, the average daily trading volume multiplied by the closing price on December 15, 1999) of at least $7.5 million over the 60 trading days prior to and including December 15, 1999; and

     .  A trading history of at least 90 calendar days.

The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company met the above-stated criteria for inclusion in the Pharmaceutical HOLDRs, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the Pharmaceutical industry. In this case, the Pharmaceutical HOLDRs may no longer consist of securities issued by companies involved in the pharmaceutical industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the pharmaceutical industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Pharmaceutical HOLDRs, please refer to "Highlights of Pharmaceutical HOLDRs--The Pharmaceutical HOLDRs." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the stated selection criteria. Accordingly, before you acquire Pharmaceutical HOLDRs, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table sets forth the composite performance of all of the underlying securities represented by a single Pharmaceutical HOLDR, measured at the close of each business day from June 25, 1998, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to December 15, 1999. The following graph sets forth such performance at the close of each business day during the same period. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                         Pharmaceutical
                             HOLDRs
                         --------------
June 25, 1998...........     83.44
June 1998...............     83.29
July 1998...............     83.53
August 1998.............     75.13
September 1998..........     84.95
October 1998............     87.75
November 1998...........     93.12
December 1998...........     96.47
January 1999............     96.55
February 1999...........     98.39

                         Pharmaceutical
                             HOLDRs
                         --------------
March 1999..............     100.35
April 1999..............      92.96
May 1999................      89.88
June 1999...............      94.63
July 1999...............      88.14
August 1999.............      91.85
September 1999..........      85.15
October 1999............      97.50
November 1999...........      96.89
December 15, 1999.......      89.87

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Pharmaceutical HOLDRs, provides that Pharmaceutical HOLDRs will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Pharmaceutical HOLDRs. You may create and cancel Pharmaceutical HOLDRs only in round-lots of 100 Pharmaceutical HOLDRs. You may create Pharmaceutical HOLDRs by delivering to the trustee the requisite underlying securities. The trust will only issue Pharmaceutical HOLDRs upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRs. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRs, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRs for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRs. Similarly, you must surrender Pharmaceutical HOLDRs in integral multiples of 100 Pharmaceutical HOLDRs to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Pharmaceutical HOLDRs would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, the beneficial owners of Pharmaceutical HOLDRs, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Pharmaceutical HOLDRs for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Pharmaceutical HOLDRs. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRs from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Pharmaceutical HOLDRs and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Pharmaceutical HOLDRs in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRs.

      Further issuances of Pharmaceutical HOLDRs. The depositary trust agreement provides for further issuances of Pharmaceutical HOLDRs on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRs.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRs.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRs, unless the merger, consolidation or other corporate combination is between companies that are already included in the Pharmaceutical HOLDRs and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRs.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Pharmaceutical HOLDRs will surrender their Pharmaceutical HOLDRs as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Pharmaceutical HOLDRs are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Pharmaceutical HOLDRs are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Pharmaceutical HOLDRs other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Pharmaceutical HOLDRs. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Pharmaceutical HOLDRs. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Pharmaceutical HOLDRs will not become effective until 30 days after notice of the amendment is given to the owners of Pharmaceutical HOLDRs.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Pharmaceutical HOLDRs. If you wish to create Pharmaceutical HOLDRs by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRs. If you wish to cancel your Pharmaceutical HOLDRs and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRs issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Pharmaceutical HOLDRs after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRs to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Pharmaceutical HOLDRs will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Pharmaceutical HOLDRs.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Pharmaceutical HOLDRs for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Pharmaceutical HOLDRs as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Pharmaceutical HOLDRs

      A receipt holder purchasing and owning Pharmaceutical HOLDRs will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Pharmaceutical HOLDRs. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Pharmaceutical HOLDRs among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Pharmaceutical HOLDRs for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Pharmaceutical HOLDRs. Similarly, with respect to sales of Pharmaceutical HOLDRs for cash in the secondary market, the amount realized with respect to a sale of Pharmaceutical HOLDRs will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Pharmaceutical HOLDRs, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Pharmaceutical HOLDRs will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Pharmaceutical HOLDRs should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Pharmaceutical HOLDRs is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Pharmaceutical HOLDRs. Merrill Lynch & Co., as underwriter, proposes to offer the Pharmaceutical HOLDRs to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of Pharmaceutical HOLDRs against deposit of the underlying securities in New York, New York on February 4, 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Pharmaceutical HOLDRs, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, Merrill Lynch will not make any sales to a discretionary account without the prior written approval of a purchaser of Pharmaceutical HOLDRs.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Pharmaceutical HOLDRs. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Pharmaceutical HOLDRs. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Pharmaceutical HOLDRs will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Pharmaceutical HOLDRs.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Pharmaceutical HOLDRs. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Pharmaceutical HOLDRs. This prospectus relates only to Pharmaceutical HOLDRs and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Pharmaceutical HOLDRs. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Pharmaceutical HOLDRs, have been publicly disclosed.

                                    ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1994, 1995, 1996, 1997, 1998 and 1999 through January 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                              ABBOTT LABORATORIES

     Abbott Laboratories develops, manufactures and sells a broad and diversified line of health care products and services. Abbott's products include pharmaceuticals, diagnostic, hospital, nutritional, chemical and agricultural products. Abbott markets its products worldwide through affiliates and distributors to retailers, wholesalers and hospitals.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    17 11/16 January   21 1/4   January   27 1/4   January   35 13/32 January   46 7/16  January
February   17 3/4   February  20 7/8   February  28 1/8   February  37 13/32 February  46 5/16
March      17 7/8   March     20 3/8   March     28 1/16  March     37 21/32 March     46 13/16
April      19 11/16 April     20 5/16  April     30 1/2   April     36 9/16  April     48 3/8
May        20       May       21 9/16  May       31 1/2   May       37 3/32  May       45 3/16
June       20 1/4   June      21 3/4   June      33 3/8   June      41       June      45 3/8
July       20       July      21 15/16 July      32 23/32 July      41 5/8   July      42 15/16
August     19 3/8   August    22 1/2   August    29 31/32 August    38 1/2   August    43 3/8
September  21 5/16  September 24 5/8   September 31 31/32 September 43 7/16  September 36 11/16
October    19 7/8   October   25 3/8   October   30 21/32 October   47       October   40 3/8
November   20 5/16  November  27 13/16 November  32 9/16  November  48       November  38
December   20 13/16 December  25 3/8   December  32 3/4   December  49       December  36 5/16

     The closing price on January 31, 2000 was    .

                                 ALLERGAN, INC.

     Allergan, Inc. develops, manufactures and markets a broad range of eye care specialty pharmaceutical products and ophthalmic surgical products. Allergan's eye care products treat a variety of diseases and disorders of the eye and include consumer contact lens products. Its speciality pharmaceutical products include therapeutic and cosmetic skin care products and products used for the treatment of neuromuscular disorders. Allergan's surgical products are primarily used in cataract surgery. Allergan's eye products are marketed and sold through a global marketing and regional sales force system. Its speciality pharmaceutical products are sold to drug wholesalers and retail chains. Allergan effected a 2-for-1 stock split on its common stock in the form of a stock dividend to shareholders of record on November 18, 1999. The shares of common stock began trading on a split-adjusted basis on December 9, 1999. The following table is adjusted to account for this stock split.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    14 1/2   January   16 5/8   January   17 11/16 January   17       January   38 7/16  January
February   14 7/16  February  18 5/8   February  17       February  17 1/2   February  40 3/4
March      14 3/4   March     18 7/16  March     14 9/16  March     19       March     43 15/16
April      13 9/16  April     17 11/16 April     13 3/8   April     20 25/32 April     44 15/16
May        13 5/16  May       19 1/4   May       14 13/16 May       21       May       46 1/2
June       13 9/16  June      19 3/4   June      15 29/32 June      23 3/16  June      55 1/2
July       15 1/8   July      20 3/8   July      15 31/32 July      26 1/8   July      47 1/4
August     15 3/16  August    19 7/16  August    16 3/16  August    23 5/8   August    49 15/16
September  16 11/16 September 19 1/16  September 18 3/32  September 29 3/16  September 55
October    14 11/16 October   15 3/16  October   16 15/32 October   31 7/32  October   53 11/16
November   15 1/2   November  16 1/16  November  16 15/16 November  30 7/16  November  49 3/16
December   16 1/4   December  17 13/16 December  16 25/32 December  32 3/8   December  49 3/4

     The closing price on January 31, 2000 was    .

                       AMERICAN HOME PRODUCTS CORPORATION

      American Home Products Corporation researches, develops, manufactures and markets a diversified line of products in three primary business segments: pharmaceuticals, consumer health care and agricultural products. The pharmaceutical segment manufactures and sells branded and generic ethical pharmaceuticals, and animal biologicals and pharmaceuticals. The consumer healthcare segment manufactures and distributes cold and allergy remedies and nutritional products including Advil, Robitussin, Dimetapp and Centrum Silver vitamins. The agricultural products segment manufactures and distributes crop protection and pest control products. American Home Products agreed on November 4, 1999 to merge with Warner-Lambert Company, but this merger agreement is being presently challenged by Pfizer Inc. Pfizer's challenge is scheduled to be heard by a Delaware court on January 24, 2000.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    17 17/32 January   25 1/2   January   31 11/16 January   47 23/32 January   58 11/16 January
February   17 7/8   February  24 21/32 February  32       February  46 7/8   February  59 1/2
March      17 13/16 March     27 3/32  March     30       March     47 11/16 March     65 1/4
April      19 5/16  April     26 3/8   April     33 1/16  April     46 9/16  April     61
May        18 7/16  May       26 3/4   May       38       May       48 5/16  May       57 5/8
June       19 11/32 June      30 1/16  June      38 1/4   June      51 3/4   June      57 3/8
July       19 3/4   July      28 3/8   July      41 7/32  July      51 1/2   July      51
August     19 1/4   August    29 5/8   August    36       August    50 1/8   August    41 1/2
September  21 7/32  September 31 7/8   September 36 1/2   September 52 5/8   September 41 1/2
October    22 5/32  October   30 5/8   October   37 1/16  October   48 15/16 October   52 1/4
November   22 13/16 November  32 3/16  November  34 29/32 November  53 3/8   November  52
December   24 1/4   December  29 5/16  December  38 1/4   December  56 3/8   December  39 1/4

      The closing price on January 31, 2000 was    .

                               ANDRX CORPORATION

      Andrx Corporation formulates and commercializes oral controlled-release pharmaceuticals using proprietary drug delivery technologies. Andrx develops generic versions of selected high sales volume controlled-release brand name pharmaceuticals and develops its own brand name formulations of certain existing drugs available only in immediate-release form. Andrx focuses on pharmaceutical products with high sales volumes and patents that will expire in a time frame that allows Andrx to complete development prior to expiration. Products include a variety of treatments for hypertension, angina, ulcers and inflammation.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- ------- -------
January       *    January      *    January    9 1/2  January   17 1/8   January   28 5/164 January
February      *    February     *    February   9 3/4  February  15 17/32 February  33 15/16
March         *    March        *    March     12 1/2  March     13 15/16 March     45 9/16
April         *    April        *    April     10 5/8  April     18 3/4   April     39 3/8
May           *    May          *    May       11 7/8  May       16 3/4   May       50 7/164
June          *    June       7 9/16 June      19 1/8  June      18 3/8   June      77 1/8
July          *    July       6 5/8  July      16 5/8  July      17 7/8   July      67 1/16
August        *    August     7 1/4  August    19 5/8  August    14 21/32 August    71 7/8
September     *    September  6 5/8  September 22 3/4  September 18 3/8   September 58 17/32
October       *    October    7 1/8  October   19 1/4  October   19 1/2   October   47 3/4
November      *    November   7      November  19 7/16 November  19 3/4   November  51 1/2
December      *    December   8 1/16 December  17 1/8  December  25 5/8   December  42 5/16

      The closing price on January 31, 2000 was    .

                       BIOVAIL CORPORATION INTERNATIONAL

      Biovail Corporation International is a global integrated pharmaceutical company which specializes in the development of oral controlled-release drugs. Controlled-release products are formulations which release active drug compounds in the body gradually and predictably over a 12 to 24 hour period. Biovail formulates, clinically tests, registers, manufactures and out-licenses its own drug products. Biovail markets it products through its own sales force and through licensees.

           Closing            Closing           Closing           Closing            Closing          Closing
  1995      Price     1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  -------- --------- ------- --------- ------- --------- -------- --------- -------- ------- -------
January     2 3/4   January   25 7/8  January   28 7/8  January   36       January   42 1/4   January
February    3 1/2   February  28 3/8  February  24 1/8  February  43 9/16  February  38 3/16
March       4 1/4   March     28 3/8  March     23 1/4  March     48 1/4   March     38 1/2
April       5 5/8   April     28 1/4  April     25      April     40 7/8   April     35 1/16
May         5 19/64 May       34 1/8  May       29 5/8  May       33 15/16 May       38 3/16
June        6 13/64 June      31 1/4  June      30 3/16 June      32       June      51 1/16
July        7 61/64 July      26 1/2  July      26 3/4  July      32 7/8   July      56 3/16
August      8 21/64 August    30      August    28 7/16 August    28 1/16  August    57 13/16
September  11 1/2   September 35 1/2  September 29 1/16 September 26 15/16 September 50 3/4
October    12 59/64 October   29 1/4  October   28 7/8  October   31 3/16  October   55 3/16
November   17 1/2   November  28 1/2  November  30 7/8  November  34       November  69 3/4
December   25 3/4   December  25 5/8  December  39 1/16 December  37 13/16 December  93 3/4

      The closing price on January 31, 2000 was     .

                          BRISTOL-MYERS SQUIBB COMPANY

      Bristol-Myers Squibb Company is a diversified health and personal care company that focuses on the manufacture and sales of a broad range of pharmaceutical and related products. These products include: cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; consumer medicines, such as analgesics; personal care, such as skin and hair care products, cold remedies and deodorants; nutritional products; medical devices; and beauty care products. Bristol-Myers markets its products internationally to the retail and wholesale markets and some of its products are sold directly to other pharmaceutical companies, hospitals and healthcare professionals.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    15 3/8   January   22 1/8   January   31 11/16 January   49 27/32 January   64 1/8   January
February   15 15/32 February  21 9/32  February  32 5/8   February  50 3/32  February  62 31/32
March      15 23/32 March     21 13/32 March     29 1/2   March     52 5/32  March     64 1/8
April      16 19/32 April     20 9/16  April     32 3/4   April     52 15/16 April     63 9/16
May        16 9/32  May       21 11/32 May       36 11/16 May       53 3/4   May       68 3/4
June       17 1/32  June      22 1/2   June      40 1/2   June      57 15/32 June      70 7/16
July       17 5/16  July      21 21/32 July      39 5/32  July      56 31/32 July      66 1/2
August     17 3/16  August    21 15/16 August    38       August    48 15/16 August    70 3/8
September  18 7/32  September 2 3/8    September 41 3/8   September 51 15/16 September 67 1/2
October    19 1/16  October   26 7/16  October   43 15/16 October   55 11/32 October   76 13/16
November   20 1/16  November  28 7/16  November  46 13/16 November  61       November  73
December   21 15/32 December  27 1/4   December  47 5/16  December  66 29/32 December  64 3/16

      The closing price on January 31, 2000 was     .

                              ELI LILLY & COMPANY

      Eli Lilly & Company researches, develops, manufactures and sells pharmaceutical products for humans and animals. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans and animals and to increase the efficiency of animal food production. Eli Lilly products include neuroscience products, such as Prozac, endocrine products, cardiovascular agents, oncology products and animal health products for cattle, poultry and swine. Eli Lilly's pharmaceutical products are distributed primarily through independent wholesale distribution outlets and marketed through its own sales force. The animal health products are marketed by its own sales force to distributors and feed manufacturers.

           Closing            Closing           Closing            Closing            Closing          Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- ------- --------- -------- --------- -------- --------- -------- ------- -------
January    16 15/32 January   28 5/8  January   43 9/16  January   67 5/8   January   93 11/16 January
February   16 3/4   February  30 5/16 February  43 11/16 February  65 13/16 February  94 1/2
March      18 9/324 March     32 1/2  March     41 1/8   March     59 5/8   March     84 7/8
April      18 11/16 April     29 9/16 April     43 15/16 April     69 9/16  April     73 5/8
May        18 21/32 May       32 1/8  May       46 1/2   May       61 3/8   May       71 7/16
June       19 5/8   June      32 1/2  June      54 21/32 June      66 1/4   June      71 5/8
July       19 9/164 July      28      July      56 1/2   July      67 1/4   July      65 11/16
August     20 15/32 August    28 5/8  August    52 5/16  August    65 3/4   August    74 5/8
September  22 15/32 September 32 1/4  September 60 1/2   September 78 5/16  September 64 3/16
October    24 5/32  October   35 1/4  October   67 1/16  October   81       October   68 7/8
November   24 7/8   November  38 1/4  November  63       November  89 11/16 November  72 11/64
December   28 1/8   December  36 1/2  December  69 5/8   December  88 7/8   December  66 1/2

      The closing price on January 31, 2000 was    .

                           FOREST LABORATORIES, INC.

      Forest Laboratories, Inc. develops, manufactures, and sells branded and generic prescription drugs and nonprescription pharmaceutical products which are used for the treatment of a wide range of illnesses. Forest's branded products include treatment for depression, respiratory ailments, hypertension, angina and urinary tract infection. Forest's generic products include generic equivalents of its branded products and certain controlled-release products. Its products are marketed in the United States, Eastern Europe and the United Kingdom through its own sales force and through independent distributors in other parts of the world.

           Closing            Closing           Closing            Closing            Closing         Closing
  1995      Price     1996     Price    1997     Price     1998     Price     1999     Price   2000    Price
---------  -------- --------- ------- --------- -------- --------- -------- --------- ------- ------- -------
January    24 3/4   January   27      January   18 7/8   January   29 11/16 January   46 3/16 January
February   25 3/8   February  26      February  19 1/16  February  31 9/32  February  49 9/16
March      23 13/16 March     24 3/8  March     18 13/16 March     37 1/2   March     56 3/8
April      22 1/2   April     23 1/16 April     17 1/16  April     36 3/16  April     44 1/2
May        22 1/16  May       20 5/8  May       21 1/8   May       33       May       47 5/8
June       22 3/16  June      19 5/16 June      20 23/32 June      35 3/4   June      46 1/4
July       22 3/16  July      17 1/16 July      22 3/4   July      37 1/2   July      51 1/4
August     22 3/8   August    20 9/16 August    20 23/32 August    32 3/4   August    48 1/2
September  22 1/4   September 18 1/16 September 21 1/16  September 34 3/8   September 42 1/8
October    20 11/16 October   19 1/4  October   23 1/8   October   41 13/16 October   45 7/8
November   21 1/4   November  19 3/8  November  22 3/8   November  46 5/8   November  51 3/16
December   22 5/8   December  16 3/8  December  24 21/32 December  53 3/16  December  61 7/16

      The closing price on January 31, 2000 was    .

                           ICN PHARMACEUTICALS, INC.

      ICN Pharmaceuticals, Inc. develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products as well as biotechnology research products. ICN's pharmaceutical and nutritional products treat viral and bacterial infections, diseases of the skin, neuromuscular disorders, cancer, cardiovascular disease, diabetes and psychiatric disorders.

           Closing            Closing            Closing            Closing            Closing         Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price   2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- ------- ------- -------
January    12 13/64 January   13 1/4   January   15 1/4   January   34 1/4   January   24 1/8  January
February    9 7/16  February  15 21/64 February  16 53/64 February  38 1/2   February  21 7/8
March      10       March     14 53/64 March     14 53/64 March     49       March     25 1/8
April      10 63/64 April     15       April     14 11/64 April     49 1/4   April     33 3/16
May        11 1/16  May       17 43/64 May       14 27/64 May       43 1/16  May       32 7/8
June       10 1/4   June      15 37/64 June      19 1/8   June      45 11/16 June      32 3/16
July       12 49/64 July      14       July      22 3/4   July      28 3/8   July      30 3/4
August     13 21/64 August    14       August    24 11/64 August    15 3/8   August    20 3/4
September  14 13/32 September 13 43/64 September 32 51/64 September 17 1/2   September 17 3/16
October    13 1/2   October   12 37/64 October   32 5/64  October   23 5/16  October   23
November   13 21/64 November  12 59/64 November  32 61/64 November  25 1/4   November  24 5/16
December   12 53/64 December  13 5/64  December  32 43/64 December  22 5/8   December  25 5/16

      The closing price on January 31, 2000 was    .

                                IVAX CORPORATION

      IVAX Corporation researches, develops, manufactures and markets proprietary and generic pharmaceuticals in the United States and international markets. IVAX's primary focus is on proprietary oncology and respiratory pharmaceutical products and generic pharmaceuticals in less competitive market segments. IVAX markets its proprietary pharmaceutical products through licensing arrangements and its generic pharmaceutical products are sold to drug wholesalers and retail drug store chains.

           Closing           Closing           Closing            Closing             Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999      Price    2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- --------- ------- -------
January    21 1/8  January   26 1/4  January   11 5/8   January    7 1/2   January    13 9/16  January
February   21 5/8  February  28 5/8  February  12 1/4   February   8 7/16  February   14 3/4
March      25      March     25 7/8  March      9 7/8   March      8 3/4   March      11 13/16
April      26      April     29 1/8  April      7 9/16  April      9 3/4   April      13 3/16
May        25 3/4  May       27 1/2  May       10 3/4   May        9 3/16  May        13 7/16
June       24 5/8  June      15 3/4  June      11 3/16  June       9 1/4   June       14 1/8
July       24 1/8  July      14 5/8  July       9 3/8   July       8 15/16 July       15 13/16
August     25 5/8  August    16 1/8  August     9 7/16  August     7 3/4   August     16 1/2
September  30 1/8  September 16 1/4  September 11 15/16 September  8 3/4   September  16 1/2
October    22 3/4  October   16 1/2  October    7 9/16  October    9 1/2   October    17 9/16
November   26 5/8  November  11      November   7 1/16  November   9 1/2   November   20 5/16
December   28 1/2  December  10 1/4  December   6 3/4   December  12 7/16  December   25 3/4

      The closing price on January 31, 2000 was    .

                               JOHNSON & JOHNSON

      Johnson & Johnson manufactures and sells health care products and provides related services in countries around the globe. Johnson & Johnson's principal consumer segment focuses on personal care and hygienic products and its product brands include Band-Aid, Tylenol and Stayfree sanitary products. Johnson & Johnson's pharmaceutical segment focuses on allergy, anti-infective, anti-fungal, contraceptives and pain management products. Johnson & Johnson's professional segment, catering to physicians, nurses, therapists and hospitals, focuses on diagnostic products, surgical instruments, cardiology products and other medical equipment and devices. Johnson & Johnson markets and distributes its products directly and through wholesalers. In a $4.9 billion stock-for-stock exchange, Johnson & Johnson recently merged with Centocor, Inc., a leading biopharmaceutical company.

           Closing           Closing            Closing            Closing            Closing          Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    29 1/16 January   48       January   57 3/4   January   66 15/16 January    85 1/8  January
February   28 3/8  February  46 3/4   February  57 1/2   February  75 3/8   February   85 3/8
March      29 3/4  March     46 1/8   March     52 7/8   March     73 7/16  March      93 1/2
April      32 1/2  April     46 1/4   April     61 1/8   April     71 1/2   April      97 1/2
May        33 1/16 May       48 11/16 May       60       May       69 1/16  May        92 5/8
June       33 3/4  June      49 1/2   June      64 3/8   June      74       June       98
July       35 7/8  July      47 3/4   July      62 1/8   July      77 1/4   July       91 1/16
August     34 1/2  August    49 1/4   August    56 11/16 August    69       August    102 1/4
September  37 1/16 September 51 1/4   September 57 11/16 September 78 1/4   September  91 7/8
October    40 3/4  October   49 1/4   October   57 3/8   October   81 1/2   October   104 3/4
November   43 5/16 November  53 1/4   November  62 15/16 November  81 1/4   November  103 3/4
December   42 3/4  December  49 3/4   December  65 7/8   December  83 7/8   December   93 1/4

      The closing price on January 31, 2000 was    .

                               JONES PHARMA INC.

      Jones Pharma Inc. manufactures, markets, distributes and sells specialty pharmaceutical products under its own trademarks and tradenames. Jones Pharma seeks to build a portfolio of growing products through the acquisition of under-promoted or promotion sensitive FDA-approved products from other pharmaceutical companies. Jones Pharma's principal products serve the endocrine treatment and critical care segments of the health care industry as well as the companion animal segment of the veterinary industry. Jones Pharma markets and promotes its products primarily through a direct sales force.

           Closing           Closing            Closing            Closing             Closing          Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999      Price    2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- --------- ------- -------
January    2 9/64  January   11 21/64 January   25 21/64 January   23 19/64 January    21 1/4   January
February   2 33/64 February  13 1/16  February  20 11/64 February  24 3/4   February   18 3/4
March      2 9/16  March     17 7/64  March     16       March     24 1/8   March      23 11/64
April      2 57/64 April     23 7/32  April     23 1/2   April     19 43/64 April      21 27/64
May        2 31/32 May       23 7/16  May       23 59/64 May       20 1/2   May        23 45/64
June       3 19/64 June      22 11/64 June      31 43/64 June      22 5/64  June       26 1/4
July       4 3/16  July      23 5/64  July      19 3/4   July      21 13/64 July       28 15/16
August     4 21/64 August    26 43/64 August    19 53/64 August    13 59/64 August     27 1/16
September  5 19/64 September 32 21/64 September 21       September 19 11/64 September  32 31/32
October    5 25/32 October   29       October   20 5/64  October   21 35/64 October    31
November   6 7/32  November  26 43/64 November  22       November  24       November   34 5/8
December   7 9/64  December  24 27/64 December  25 1/2   December  24 21/64 December   43 7/16

      The closing price on January 31, 2000 was    .

                           KING PHARMACEUTICALS, INC.

      King Pharmaceuticals, Inc. manufactures, markets and sells primarily name-brand prescription pharmaceutical products. King acquires these pharmaceutical products and seeks to increase their sales by focused promotion and marketing, as well as by developing product line extensions and through product life cycle management. King, through a national sales force, markets its products to general/family practitioners and hospitals across the United States. King also provides contract manufacturing to pharmaceutical and biotechnology companies.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- ------- -------
January      *     January      *    January      *    January      *     January   16 5/64  January
February     *     February     *    February     *    February     *     February  16 5/64
March        *     March        *    March        *    March        *     March     18 1/2
April        *     April        *    April        *    April        *     April     18 27/64
May          *     May          *    May          *    May          *     May       15 53/64
June         *     June         *    June         *    June       9 21/64 June      17 1/4
July         *     July         *    July         *    July      10 3/4   July      18 5/64
August       *     August       *    August       *    August     9 37/64 August    23 5/64
September    *     September    *    September    *    September  9 11/64 September 23 21/64
October      *     October      *    October      *    October   10 3/8   October   20 11/64
November     *     November     *    November     *    November  10       November  46 1/8
December      *    December     *    December     *    December  17 37/64 December  56 1/16

      The closing price on January 31, 2000 was    .

                               MERCK & CO., INC.

      Merck & Co., Inc. develops, manufactures and markets a broad range of human and animal health products. Merck's operations are divided into a pharmaceutical and a pharmaceutical benefit services segment. The pharmaceutical segment creates a variety of therapeutic products including Zocar (high cholesterol treatment), Pepcid (anti-ulcerant) and Propecia (male baldness treatment). The pharmaceutical benefit services segment fills and manages prescriptions and operates health management programs. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives. Its pharmaceutical benefit management services are marketed to corporations, insurance companies and government agencies.

           Closing             Closing            Closing            Closing            Closing          Closing
  1995      Price     1996      Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- --------- --------- -------- --------- -------- --------- -------- ------- -------
January    20 1/8   January   35 1/16   January   45 5/16  January   58 11/16 January   73 3/8   January
February   21 3/16  February  33 1/8    February  46 1/16  February  63 25/32 February  81 1/2
March      21 5/16  March     31 1/8    March     42 1/8   March     64 3/32  March     80 1/8
April      21 7/16  April     30 1/4    April     45 3/16  April     60 1/4   April     70 3/8
May        23 1/2   May       32 5/16   May       44 15/16 May       58 1/2   May       67 5/8
June       24 9/16  June      32 5/16   June      51 5/32  June      66 7/8   June      73 5/8
July       25 13/16 July      32 1/8    July      51 15/16 July      61 25/32 July      67 5/8
August     24 15/16 August    32 13/16  August    45 29/32 August    57 31/32 August    67 3/16
September  28       September 35 3/16   September 49 31/32 September 64 25/32 September 64 13/16
October    28 3/4   October   36 15/16  October   44 5/8   October   67 17/32 October   79 9/16
November   30 15/16 November  41 1/2    November  47 13/32 November  77 9/16  November  78 11/16
December   32 13/16 December  39 13/164 December  53       December  73 3/4   December  67 3/16

      The closing price on January 31, 2000 was    .

                            MYLAN LABORATORIES, INC.

     Mylan Laboratories Inc. develops, licenses, manufactures, markets and distributes generic and branded pharmaceutical products. Mylan operates through its generic and branded pharmaceutical segments. Its generic pharmaceutical segment focuses on marketing a wide variety of lower cost alternatives to branded products and investing resources in developing new drug delivery systems. Mylan's branded pharmaceutical segment focuses on the cardiology, neurology and dermatology areas. Mylan develops its branded pharmaceutical segment through its own product development and product acquisitions. Mylan markets its products to retail drug stores, wholesalers, distributors and public and governmental agencies.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    18 43/64 January   19       January   16 3/8   January   18       January   30 1/2   January
February   20 53/64 February  19 1/2   February  16 3/4   February  20 3/8   February  27 5/16
March      21 11/64 March     21       March     14 3/4   March     23       March     27 7/16
April      20 1/2   April     19 1/2   April     12       April     27 1/8   April     22 11/16
May        19 5/64  May       19       May       15 1/8   May       30       May       25 3/8
June       20 1/2   June      17 3/8   June      14 3/4   June      30 1/4   June      26 1/2
July       20       July      15       July      16 7/8   July      27 3/8   July      22 7/8
August     22 7/8   August    16 3/8   August    21 1/4   August    22 7/8   August    19 13/16
September  20 1/8   September 17 1/8   September 22 7/16  September 29 1/2   September 18 3/8
October    19 1/8   October   15 1/8   October   21 7/8   October   34 7/16  October   17 15/16
November   23 3/8   November  14 3/4   November  22 3/16  November  33 3/16  November  23 9/16
December   23 1/2   December  16 5/8   December  20 15/16 December  31 1/2   December  25 3/16

     The closing price on January 31, 2000 was    .

                                  PFIZER INC.

     Pfizer Inc. develops, manufactures and markets medicines for humans and animals. Pfizer's operations are divided into a pharmaceutical, animal health and consumer products segments. The pharmaceutical segment includes prescription drugs for treating cardiovascular and infectious diseases, central nervous system disorders, diabetes, erectile dysfunction, allergies, arthritis and other disorders. A leading Pfizer pharmaceutical product is Viagra. The animal health segment includes antiparasitic, anti-infective and anti-inflammatory medicines and vaccines for animals. The consumer products segment focuses on over-the-counter medications and personal care products. Leading
Pfizer consumer products include Zyrtec, Visine and Bengay. Pfizer's pharmaceutical products are sold principally to wholesalers. Its animal health products are marketed and sold to animal healthcare professionals and distributors. Pfizer's consumer products are marketed and sold by its own representatives to retailers. Pfizer is currently engaged in a hostile takeover bid for Warner-Lambert Company. Pfizer's challenge is scheduled to be heard by a Delaware court on January 24, 2000.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January     6 13/16 January   11 27/64 January   15 27/64 January   27 1/4   January   42 7/8   January
February    6 59/64 February  10 63/64 February  15 17/64 February  29 1/2   February  43 63/64
March       7 9/64  March     11 13/64 March     14 1/64  March     33 15/64 March     46 1/4
April       7 7/32  April     11 31/64 April     16       April     37 15/16 April     38 23/64
May         7 11/32 May       11 51/64 May       17 11/64 May       34 15/16 May       35 43/64
June        7 43/64 June      11 57/64 June      19 59/64 June      36 15/64 June      36 21/64
July        8 7/16  July      11 41/64 July      19 7/8   July      36 39/64 July      33 7/8
August      8 15/64 August    11 53/64 August    18 31/64 August    31       August    37 3/4
September   8 57/64 September 13 3/16  September 20 3/64  September 35 1/4   September 35 7/8
October     9 9/16  October   13 51/64 October   23 43/64 October   35 49/64 October   39 11/16
November    9 43/64 November  14 15/16 November  24 1/4   November  37 5/16  November  36 5/8
December   10 1/2   December  13 53/64 December  24 55/64 December  41 43/64 December  32 7/16

     The closing price on January 31, 2000 was    .

                            PHARMACIA & UPJOHN, INC.

      Pharmacia & Upjohn, Inc. develops, manufactures and sells pharmaceutical and healthcare products. Pharmacia provides prescription and nonprescription products for humans and pharmaceutical chemicals and other products for livestock and companion animals. Its principal prescription and non-prescription pharmaceutical products focus on the treatment of a broad range of conditions including growth hormone deficiency, erectile dysfunction, depression, male baldness, smoking addiction and diarrhea. Pharmacia products include Nicorette, Rogaine and Kaopectate. Pharmacia markets its products through its own representatives and through local distributors and licensees. On December 19, 1999, Pharmacia announced that it had entered into a definitive agreement to merge with Monsanto Company.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    23 3/16  January   41 5/8   January   37 1/4   January   38 9/16  January   57 1/2   January
February   24 5/16  February  41 7/8   February  37       February  39 27/32 February  54 1/2
March      24 9/16  March     39 7/8   March     36 5/8   March     43 3/4   March     62 3/8
April      25       April     38 1/4   April     29 7/8   April     42 1/16  April     55 5/8
May        25 3/32  May       40 7/8   May       34 5/8   May       44 3/16  May       55 7/16
June       25 61/64 June      44 3/8   June      34 3/4   June      46 1/8   June      56 13/16
July       26 35/64 July      41 1/8   July      37 3/4   July      47 5/16  July      53 13/16
August     29 7/32  August    42       August    34 1/16  August    41 11/16 August    52 1/4
September  30 25/32 September 41 1/4   September 36 1/2   September 50 3/16  September 49 5/8
October    35       October   36       October   31 3/4   October   52 7/8   October   53 15/16
November   35 7/8   November  38 5/8   November  33 3/4   November  52 1/8   November  54 11/16
December   38 3/4   December  39 5/8   December  36 5/8   December  56 5/8   December  45

      The closing price on January 31, 2000 was    .

                          SCHERING-PLOUGH CORPORATION

      Schering-Plough Corporation researches, develops and markets new therapies and treatment programs. Schering-Plough's core product groups include allergy, respiratory, anti-infective, anticancer, dermatologicals, and cardiovascular pharmaceutical products, and healthcare products, including foot care and sun care products. Schering-Plough also develops and markets animal health biological and pharmaceutical products. Schering-Plough's products include Claritin (allergy), Coppertone (sun care) and Dr. Scholl's (footcare).

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January     9 13/16 January   13 9/16  January   18 29/32 January   36 3/16  January   54 1/2   January
February    9 51/64 February  14 1/32  February  19 3/32  February  38 1/32  February  55 11/16
March       9 19/64 March     14 17/32 March     18 3/16  March     40 7/8   March     55 1/4
April       9 27/64 April     14 11/32 April     19 15/16 April     40 5/32  April     48 5/16
May         9 27/32 May       14 21/32 May       22 11/16 May       41 13/16 May       45 1/16
June       11 1/32  June      15 11/16 June      23 15/16 June      45 13/16 June      52 1/2
July       11 5/8   July      13 3/4   July      27 9/32  July      48 3/8   July      49
August     11 21/32 August    13 31/32 August    24       August    43       August    52 5/8
September  12 27/32 September 15 11/32 September 25 3/4   September 51 27/32 September 43 5/8
October    13 13/32 October   16       October   28 1/32  October   51 7/16  October   49 1/2
November   14 11/32 November  17 13/16 November  31 11/32 November  53 3/8   November  51 1/8
December   13 11/16 December  16 3/16  December  31 1/16  December  55 1/4   December  42 3/8

      The closing price on January 31, 2000 was    .

                             WARNER-LAMBERT COMPANY

     Warner-Lambert Company researches, develops, manufactures and markets a widely diversified line of health care and consumer products. Warner-Lambert's principal business segments are: pharmaceutical products, consumer health care products and confectionery products. Warner-Lambert's pharmaceutical products include a variety of analgesic, anti-infective and cardiovascular pharmaceuticals and are marketed primarily under the Parke-Davis and Goedecke trade name directly to healthcare professionals. Warner-Lambert's consumer healthcare products include a wide variety of products including dermatological products, such as Lubriderm, and cold and allergy treatments, such as Benadryl and Sudafed. Warner-Lambert's confectionary products primarily include chewing gum, such as Trident, breath mints and cough drops. Both the consumer healthcare and confectionary products are marketed directly to wholesalers and retailers. Warner-Lambert agreed on November 4, 1999 to merge with American Home Products Corporation, but that merger agreement is being contested by Pfizer Inc., which is seeking to acquire Warner-Lambert in a hostile take-over bid. Pfizer's challenge is scheduled to be heard by a Delaware court on January 24, 2000.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    13       January   15 5/8   January   27       January   50 11/64 January   72 3/8   January
February   12 3/4   February  16 31/64 February  28       February  48 51/64 February  68 13/16
March      13 3/64  March     17 13/64 March     28 53/64 March     56 49/64 March     66 1/4
April      13 5/16  April     18 41/64 April     32 43/64 April     63 1/8   April     67 13/16
May        13 51/64 May       18 43/64 May       33 43/64 May       63 13/16 May       62
June       14 25/64 June      18 21/64 June      41 27/64 June      69 3/8   June      69 1/8
July       13 63/64 July      18 11/64 July      46 39/64 July      75 3/8   July      66
August     15 1/16  August    19 53/64 August    42 23/64 August    65 1/4   August    66 3/8
September  15 7/8   September 22       September 44 63/64 September 75 1/2   September 66 3/8
October    14 3/16  October   21 13/64 October   47 51/64 October   78 3/8   October   79 13/16
November   14 7/8   November  23 53/64 November  46 5/8   November  75 1/2   November  90
December   16 3/16  December  25       December  41 25/64 December  75 3/16  December  81 15/16

     The closing price on January 31, 2000 was    .

                          WATSON PHARMACEUTICALS, INC.

     Watson Pharmaceuticals, Inc. develops, produces, markets, and distributes branded and generic pharmaceutical products. Watson's products include prescription and over-the-counter therapeutic and preventive agents used for the treatment of human diseases and disorders in the primary care, women's health, dermatology and neurology/psychiatry areas. Watson markets its branded pharmaceutical products through specialty sales groups who focus on healthcare professionals. Watson's generic pharmaceutical products are sold to drug wholesalers, distributors and retailers, hospitals and health maintenance organizations.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    12 3/8   January   22 7/8   January   22 13/32 January   36 3/4   January   54 5/8   January
February   12 29/32 February  21 1/2   February  21 13/16 February  35 7/8   February  48 3/8
March      14 3/4   March     20       March     17 7/8   March     36       March     44 1/8
April      15 9/16  April     23 3/4   April     17 7/8   April     43 1/16  April     40 1/2
May        18 3/8   May       22 1/2   May       19 9/16  May       43 3/4   May       38 5/16
June       19 1/2   June      18 15/16 June      21 1/8   June      46 11/16 June      35 1/16
July       18       July      19 1/2   July      24 3/4   July      45 1/8   July      34 7/16
August     20 11/16 August    14 1/2   August    26 9/32  August    45 1/16  August    35 7/8
September  20 1/2   September 18 3/4   September 29 7/8   September 51 3/4   September 30 9/16
October    22 3/8   October   16 11/16 October   31 3/4   October   55 13/16 October   31 3/4
November   23 9/16  November  19 1/2   November  29 3/4   November  53 7/8   November  37 3/16
December   24 1/2   December  22 15/32 December  32 7/16  December  62 7/8   December  35 13/16

     The closing price on January 31, 2000 was    .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       1,000,000,000 Depositary Receipts
                         Pharmaceutical HOLDRsSM Trust

                              -------------------

                              P R O S P E C T U S

                              -------------------

                              Merrill Lynch & Co.

                                January 31, 2000

      Until February 25, 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Pharmaceutical HOLDRs, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee........... $   79,148
      Printing and engraving expenses............................... $  150,000
      Legal fees and expenses....................................... $  800,000
      Rating agency fees............................................ $        0
      Miscellaneous................................................. $   20,852
                                                                     ----------
        Total....................................................... $1,050,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 31, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                     Incorporated

                                                  /s/ Ahmass L. Fakahany
                                          By___________________________________:
                                             ----------------------------------
                                             Name:Ahmass L. Fakahany
                                             Title: Senior Vice President,
                                                    Chief Financial Officer
                                                    and Controller

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 31, 2000.

                      Signature                               Title
                      ---------                               -----

                /s/ John L. Steffens                Chief Executive Officer,
     ___________________________________________     Chairman of the Board and
                  John L. Steffens                   Director

                /s/ E. Stanley O'Neal               Director
     ___________________________________________
                  E. Stanley O'Neal

               /s/ George A. Schieren               Director
     ___________________________________________
                 George A. Schieren

               /s/ Ahmass L. Fakahany               Senior Vice President,
     ___________________________________________     Chief Financial Officer
                 Ahmass L. Fakahany                  and Controller

                               INDEX TO EXHIBITS

 Exhibits
 --------
  4.1     Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York,
          as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRs

  5.1 Opinion of Shearman & Sterling regarding the validity of the Pharmaceutical HOLDRs Receipts

  8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 24.1     Power of Attorney (included in Part II of Registration Statement)

--------